Exhibit 10.4

SETTLEMENT AGREEMENT AND STIPULATION

THIS SETTLEMENT AGREEMENT and STIPULATION, dated as of July 18, 2014 (the "Agreement"), by and between plaintiff Tarpon Bay Partners LLC (“TARPON”), and defendant PROPANC HEALTH GROUP CORPORATION (the “Company ”).

BACKGROUND:

WHEREAS, the Company has bona fide outstanding liabilities in a principal amount of not less than $627,997.94; and,

WHEREAS, these outstanding liabilities are past due; and,

WHEREAS, TARPON acquired these liabilities pursuant to certain Claim Purchase Agreement(s) entered into between it and the Company's creditors (as set forth in Schedule A hereto); and,

WHEREAS, TARPON's acquisition of these liabilities was accomplished with the agreement of the Company and in compliance with the provisions hereof; and,

WHEREAS, TARPON and the Company desire to resolve, settle, and compromise these liabilities (hereinafter collectively referred to as the “Claims”).

NOW, THEREFORE, the parties hereto agree as follows:

1.      Defined Terms. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"AGREEMENT" shall have the meaning specified in the preamble hereof.

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“CLAIM AMOUNT” shall mean $627,997.94.

"COMMON STOCK" shall mean the Company's common stock, $0. 001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“COURT” shall mean the Circuit Court of the Second Judicial Circuit, Leon County,

Florida.

"DISCOUNT" shall mean thirty five (35%) percent.

"DTC" shall have the meaning specified in Section 3b.

"DWAC" shall have the meaning specified in Section 3b.

"FAST" shall have the meaning specified in Section 3b.

“GROSS PROCEEDS” shall mean proceeds from sales of Settlement Shares (as defined below) by TARPON.

“NET PROCEEDS” shall mean Gross Proceeds less all brokerage, clearing and delivery related fees and charges associated with the generation of such Gross Proceeds, including but not limited to, commission and execution fees, ticket and deposit fees, DTC and Non-DTC, transfer agent and clearing agent fees.

"PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the Over the Counter Bulletin Board, OTCXD, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

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“REMITTANCE AMOUNT” shall mean NET PROCEEDS multiplied by one minus the Discount ((1 – 0.35) or 0.65).

“SELLER“ shall mean any individual or entity listed on Schedule A, who originally owned the Claims.

“SETTLEMENT SHARES” shall have the meaning specified in Section 3a.

"TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

"TRANSFER AGENT" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent).

2.      Fairness Hearing. Upon the execution hereof, Company and TARPON agree, pursuant to Section 3(a)(10) of the Securities Act of 1933, 15 U.S.C. 77a, et seq. (as amended) (the “Securities Act”), and any applicable section of the General Statutes of Florida, to promptly submit this Agreement to the Court for a hearing on the fairness of such terms and conditions herein set forth, including, without limitation, the issuance, exempt from registration, of the Settlement Shares. This Agreement shall become binding upon the parties only upon entry of an order by the Court approving this Agreement and the terms and conditions herein set forth (the “Order”).

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3.      Settlement Shares. a. Following entry of an Order by the Court in accordance with Paragraph 2 hereof and upon the delivery, by TARPON and the Company, of the Stipulation of Dismissal (as defined below), the Company shall issue and deliver to TARPON shares of its Common Stock (the “Settlement Shares”) in one or more tranches, as necessary, sufficient to generate proceeds such that the aggregate Remittance Amount equals the Claim Amount, subject to the adjustment and ownership limitations set forth below. In addition, upon entry of the Order, the Company shall issue to TARPON shares of Common Stock with a value equal to Fifty Thousand Dollars ($50,000.00) (the “Fee Shares”). The Fee Shares shall be issued pursuant to exemption provided for in Section 3(a)(10) of the Securities Act and shall be priced at seventy five percent (75%) of the average of the closing bid prices for the Common Stock for the ten (10) trading days immediately preceding the date of the Order.

b.      No later than the fifth Trading Day following the date that the Court enters the Order, time being of the essence, the Company shall: (i) cause its legal counsel to issue an opinion to the Company’s transfer agent, in form and substance reasonably acceptable to TARPON and such transfer agent, that the shares of Common Stock to be issued as the initial issuance and any additional issuance are legally issued, fully paid and non-assessable, are exempt from registration under the Securities Act, may be issued without restrictive legend, and may be resold by TARPON without restriction; and, (ii) issue the Fee Shares and the Settlement Shares, in tranches as necessary, by physical delivery, or as Direct Registration Systems (DRS) shares to TARPON’s account with The Depository Trust Company (DTC) or through the Fast Automated Securities Transfer (FAST) Program of DTC’s Deposit/Withdrawal Agent Commission (DWAC) system, without any legends or restriction on transfer. The date upon which the first tranche of the Settlement Shares are deposited into TARPON’s account and are available for sale by TARPON shall be referred to as the “Issuance Date."

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c.      The Company shall deliver to TARPON, through the initial tranche and any required additional tranches, that number of Settlement Shares, the proceeds from the sale of which shall generate an aggregate Remittance Amount equal to the Claim Amount. Following the sale and settlement of each tranche of Settlement Shares issued by the Company to TARPON, TARPON shall cause to be disbursed the Remittance Amount associated with such tranche to Sellers in accordance with the Claim Purchase Agreements. To the extent that the Company issues Settlement Shares in excess of that necessary to satisfy the Claim Amount, TARPON shall return any excess Settlement Shares to the Company for retirement to treasury stock. The parties reasonably estimate that the fair market value of the Settlement Shares and the Fee Shares to be received by TARPON will be in an aggregate approximate amount of $1,033,000.00. The parties acknowledge that the number of Settlement Shares to be issued pursuant to this Agreement is indeterminable as of the date of its execution, and could well exceed the current existing number of shares outstanding as of the date of its execution.

d.     Notwithstanding anything to the contrary contained herein, the Settlement Shares beneficially owned by TARPON at any given time shall not exceed the number of such shares that, when aggregated with all other shares of the Company's Common Stock then beneficially owned by TARPON, or deemed beneficially owned by TARPON, would result in TARPON's owning more than 9.99% of all of such Common Stock as would then be outstanding, as determined in accordance with Section 16 of the Securities Exchange Act of 1934, 15 U.S.C. § 78a, et seq. (as amended) (the "Securities Exchange Act") and the regulations promulgated thereunder. In compliance therewith, the Company agrees to deliver the Initial Issuance and any additional issuances in one or more tranches.

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4.      Necessary Action. At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to effect and complete the transactions contemplated hereby.

5.      Releases. Upon receipt of all of the Settlement Shares required to be delivered by the Company to TARPON in consideration of the terms and conditions of this Agreement, and excluding the obligations, representations and covenants arising or made hereunder or a breach hereof, the parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the “Released Parties”), of and from any and all claims, damages, cause of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the Claims. Nothing contained herein shall be deemed to negate or affect TARPON’s right and title to any securities heretofore or hereafter issued to it by the Company .

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6.     Representations. The Company hereby represents, warrants and covenants to TARPON as follows:

a.       There are One Hundred Million (100,000,000) shares of Common Stock of the Company authorized, of which Seventy-Four Million Eight Hundred Sixty-Eight Thousand One Hundred One (74,868,101) shares are issued and outstanding as of July 17, 2014;

b.       The shares of Common Stock to be issued pursuant to the Order are duly authorized and, when issued, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities;

c.       Upon Court approval of this Agreement and entry of the Order, the shares will be exempt from registration under the Securities Act and issuable without any restrictive legend;

d.       The Company has reserved from its duly authorized capital stock a number of shares of Common Stock at least equal in amount to the number of shares that could be issued pursuant to the terms of the Order;

e.        If, at any time, it appears reasonably likely that there may be insufficient authorized shares to fully comply with the Order, the Company shall promptly increase its authorized shares to ensure its ability to timely comply with the Order;

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f.        The execution of this Agreement and performance, by the parties, of their respective obligations pursuant to the Order (as memorialized herein), will not (1) conflict with, violate or cause a breach or default under any agreement(s) between the Company and any creditor (or any affiliate thereof) respecting or concerning the accounts receivable comprising the Claims, or (2) require any waiver, consent, or other action of the Company or any creditor, or their respective affiliates, that has not already been obtained;

g.       The Company hereby waives any provision in any agreement(s) respecting or concerning the accounts receivable comprising the Claims which may require or purport to require that payments be applied in a certain order, manner, or fashion, or providing for exclusive jurisdiction in any court other than this Court;

h.       The Company has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement;

i.         The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite action on the part of the Company (including a majority of its independent directors), and this Agreement has been duly executed and delivered by the Company;

j.        The Company did not enter into any transaction(s) giving rise to the Claims in contemplation of any sale or distribution of the Company’s common stock or other securities;

k.       There has been no modification, compromise, forbearance, or waiver entered into or given by the Company to any Seller with respect to the Claims. There is no action based on the Claims currently pending against the Company in any court or other legal venue; nor has any judgment based upon the Claims been entered against the Company in the context of any legal proceeding;

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l.        There are no taxes due, payable or withholdable as an incident of Seller’s provision of goods and services, and no taxes will be due, payable or withholdable as a result of the settlement of the Claims, as provided for herein;

m.      [reserved]

n.       To the best of the Company’s knowledge, no Seller will utilize, directly or indirectly, any of the proceeds received from TARPON in respect of the Claims as consideration for any investment to be made in the Company or any affiliate of the Company;

o.       The Company has not received any notice (oral or written) from the SEC or Principal Market regarding a halt, limitation or suspension of trading in the Common Stock; and,

p.       No Seller will receive, directly or indirectly, any consideration from, or be compensated in any manner by, the Company, or any affiliate of the Company, in exchange for or in consideration of the sale of the Claims.

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q.       The Company acknowledges that TARPON or its affiliates may, from time to time, hold outstanding securities of the Company, including securities which may be convertible in shares of the Company’s Common Stock at a floating conversion rate tied to the current market price for the stock. The number of shares of Common Stock issuable pursuant to this Agreement may increase substantially in certain circumstances, including, but not necessarily limited to the circumstance wherein the trading price of the Common Stock declines. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they may have a potential dilutive effect. The Board of Directors of the Company has concluded in its good faith business judgment that such transaction is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Settlement Shares is binding upon the Company and enforceable regardless of the potential dilutive effect such issuance may have on the ownership interests of other shareholders of the Company.

          TARPON hereby represents, warrants and covenants to Company as follows:

a.        It is the owner of the Claims and, subject to the Court's approval of the terms and conditions herein set forth, obligated to satisfy the Claims in their entirety;

b.       It is a limited liability company duly filed and in good standing under the laws of Connecticut; and,

c.       The execution, delivery and performance of this Agreement by TARPON has been duly authorized by all requisite action on the part of TARPON, and this Agreement has been duly executed and delivered by TARPON.

7.       Continuing Jurisdiction. In order to enable the Court to grant specific enforcement or other equitable relief in connection with this Agreement, the parties (a) consent to the continuing jurisdiction of the Court for purposes of enforcing this Agreement, and (b) expressly waive any contention that there is an adequate remedy at law or similar contention that might otherwise preclude the entry of injunctive or other equitable relief.

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8.       Conditions Precedent/ Default .

          a.       If the Company fails to deliver the Settlement Shares and the Fee Shares to TARPON in the form and mode required by Section 3 hereof;

          b.       If the Order shall not have been entered by the Court on or prior to September 15, , 2014;

          c.       If the Company fails to comply with the Covenants set forth in Paragraph 14 hereof;

          d.       If Bankruptcy, dissolution, receivership, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company; or, if the trading of the Common Stock shall have been halted, limited or suspended by the SEC or on the Principal Market; or, trading in securities generally on the Principal Market shall have been suspended or limited; or, minimum prices shall been established for securities traded on the Principal Market; or, there shall have been any material adverse change (i) in the Company’s finances or operations, or (ii) in the financial markets such that, in the reasonable judgment of TARPON, upon consultation with the Company, it is impracticable or inadvisable to trade the Settlement Shares. In the event such suspension, limitation or other action is not cured within ten (10) trading days, then TARPON, in its sole discretion, may deem the Company to be in default, in which event this Agreement shall be null and void.

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9.       Information. The Company and TARPON each represent that prior to the execution of this Agreement, they have fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

10.     Ownership and Authority. The Company and TARPON each represent and warrant that neither of them has sold, assigned, transferred, conveyed or otherwise disposed of all or any portion of any claim, demand, right, or cause of action relating to any matter covered by this Agreement. Each also has the power and authority and has been duly authorized to enter into and perform their respective obligations pursuant to this Agreement, which is enforceable according to its terms.

11.     No Admission. This Agreement has been entered into in order to compromise disputed claims and to avoid the uncertainty and expense of the litigation. Neither this Agreement nor any Order which may issue in respect of same shall be offered or received into evidence in any action or proceeding; nor shall this Agreement or any Order which may issue in respect of same constitute or be treated as an admission or concession on the part of either party with respect to all, or any portion, of the subject matter hereof.

12.     Binding Nature. This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

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13.     Authority to Bind. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions provided in this Agreement have been duly authorized by all necessary action of the respective parties and that the person executing this Agreement on behalf of each party has the full capacity to bind that party. Each party further represents and warrants that it has been represented by independent counsel of its choice in connection with the preparation, negotiation and execution of this Agreement.

14.      Covenants.

          a.       For so long as TARPON or any of its affiliates holds any Settlement Shares, neither the Company nor any of its affiliates shall, without the prior written consent of TARPON (which consent may not unreasonably be withheld), vote any shares of Common Stock owned or controlled by it (unless voting in favor of a proposal approved by a majority of Company’s Board of Directors), or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Company, which vote, solicitation or advise may (1) cause a class of the Company's securities to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, or, (2) cause a class of the Company's equity securities to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act. Similarly, the Company covenants and agrees not to take any action which would impede the purposes and objectives of this Agreement.

  b.      Upon the signing of the Order, the Company shall file with the SEC whatever pertinent filings may be necessary to give this Agreement full force and effect.

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15.     Indemnification. The Company shall indemnify, defend and hold TARPON and its affiliates harmless with respect to all obligations of the Company arising from or incident or related to this Agreement, including, without limitation, any claim or action brought derivatively or directly by any shareholder(s) of the Company.

16.      Legal Effect. The parties to this Agreement represent that each of them has been advised as to the terms and legal effect of this Agreement and any Order which may issue in connection herewith. The parties to this Agreement further represent that the settlement and compromise of the Claims provided for herein is final and conclusive.

17.     Waiver of Defense. Each party hereto waives a statement of decision and the right to appeal from the Order after its entry. The Company further waives any defense based upon any prohibition against splitting causes of action. The prevailing party in any action or proceeding commenced to enforce the Order shall be entitled to recover from the other the value of any and all reasonable attorney fees and costs incurred in connection therewith. Except as expressly set forth herein, each party shall bear responsibility for payment of its own attorney fees, costs and/or expenses.

18.     Signatures. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

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19.     Choice of Law, Etc. Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to the principles of conflicts of laws thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in the Court (as defined in this Agreement).

20.     Exclusivity. For a period of thirty (30) days from the date of the execution of this Agreement, (a) the Company and its representatives shall not directly or indirectly discuss, negotiate or consider any proposal, plan or offer from any other party relating to the acquisition and/or conveyance of any further liabilities or any financial transaction having an effect or result similar to the transactions subject of this Agreement, and, (b) TARPON shall have the exclusive right to negotiate and execute any and all documentation necessary to effectuate the terms herein set forth and any other mutually acceptable terms.

21.     Inconsistency. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

22.     Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

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(b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the second business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

Company:

Propanc Health Group Corporation

Attn: James Nathanielsz

Chief Executive Officer

Tel No.: 61 3 9614 2795

E-mail: j.nathanielsz@propanc.com

and the copy should go to:

Stuart L. Melnick, Esq.

Law Offices Stuart L. Melnick, LLC

315 Madison Avenue, Suite 901

New York, NY 10017

(800) 935-8410

(212) 957-1912 (Fax)

Email: stuart@melnick-law.com

Tarpon Bay Partners LLC

17210 Germano Court
Naples, FL 34110
Telephone No.: 203-431-8300

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and

Krieger & Prager llp
39 Broadway
Suite 920
New York, NY 10006
Attn: Samuel M. Krieger, Esq.
Telephone No.: (212) 363-2900
Telecopier No.: (212) 363-2999
E-mail : sk@kplawfirm.com

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IN WITNESS WHEREOF, the parties have duly executed this Settlement Agreement and Stipulation as of the date first indicated above.

TARPON BAY PARTNERS LLC

By:	/s/ Stephen Hicks
	Name :	Stephen Hicks
	Title :	Manager

PROPANC HEALTH GROUP CORPORATION

By:	/s/ James Nathanielsz
	Name :	James Nathanielsz
	Title :	Chief Executive Officer

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